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                                                                   EXHIBIT 10.47

                                    AGREEMENT


         THIS AGREEMENT, dated as of December 21, 2001, by and between General Motors Corporation ("GM") and American Axle & Manufacturing, Inc. ("AAM").

         WHEREAS, AAM and GM have entered into an Agreement, dated as of June 14, 2001, relative to the * * * series program (the "June 14, 2001 Agreement"), which requires GM to source driveline products to AAM in accordance with the terms and conditions of that Agreement in order for certain other provisions to become effective.

         To avoid any doubt or uncertainty in connection with action being taken by AAM and GM relative to such sourcing, the parties hereto agree as follows:

         1. GM and AAM agree that the * * * sourcing to AAM for the life of the * * * series program contemplated by Paragraph 3 of the June 14, 2001 Agreement relative to the driveline components described in Paragraph 1.a. of the June 14, 2001 Agreement has been accomplished by Exhibit I to the June 14, 2001 Agreement, except for the actions required by Paragraph 1.c. GM shall include such components in Lifetime Program Contracts between GM and AAM as required in Paragraph 1.c. of the June 14, 2001 Agreement as soon as practicable.

         2. With respect to * * * series program driveline components not listed in Exhibit I, GM and AAM agree that to the best of their respective knowledge, as of this date, such components to which AAM has a right of last refusal as provided for in Paragraph 1.b. of the June 14, 2001 Agreement are limited to the following: i) certain * * * manufactured by Dana Corporation for the * * * series program and ii) modules for the * * * series program. GM and AAM agree that with respect to such modules, the Nomination Letter dated December 21, 2001 from GM to AAM, which sources such modules exclusively to AAM for the life of the * * * series program, a copy of which is attached hereto as Exhibit A, shall constitute the exclusive sourcing of such modules to AAM for the life of the * * * series program contemplated in Paragraph 3 of the June 14, 2001 Agreement, except for


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                  the actions required by Paragraph 1.c. GM shall include such modules in Lifetime Program Contracts between GM and AAM as required by Paragraph 1.c. of the June 14, 2001 Agreement as soon as practicable. With respect to the aforesaid propshafts, GM shall deliver to AAM a 30 day letter for such propshafts on or before January 7, 2002, providing AAM with a right of last refusal with respect to such propshafts in accordance with the AAM/GM 30-Day Letter Procedure, dated as of July 28, 2000, between GM and AAM. To the extent that other * * * series program driveline components not listed in Exhibit I to the June 14, 2001 Agreement are identified or developed, GM shall source such components exclusively to AAM in accordance with Paragraph 1.c. of the June 14, 2001 Agreement without delay after such identification or development.

         3. In consideration of the foregoing, AAM agrees to pay GM $* * * million by wire transfer as soon as practicable but no later than December 31, 2001. AAM agrees to reduce * * * component prices in accordance with the terms and conditions of the June 14, 2001 Agreement as modified hereby effective upon the resolution of AAM's right of last refusal with respect to the aforementioned propshafts and, if applicable, sourcing of the aforementioned propshafts to AAM as provided for in Paragraph 3 of the June 14, 2001 Agreement.

         4. Unless specifically modified by this Agreement, the terms and conditions of the June 14, 2001 Agreement shall remain in full force and effect as originally written.

GENERAL MOTORS CORPORATION                     AMERICAN AXLE &
                                               MANUFACTURING, INC.

By:  /s/ Gloria Jackson                     By:  /s/ Brian W. McPartlin
     ---------------------------------           -------------------------------

Title:  Commodity Manager                   Title: Sales Director - GM Programs
        ------------------------------             -----------------------------
         /s/ Helmut Kittler
         /s/ Barbara Whittaker



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                                                    [LOGO]        GENERAL MOTORS
                                               North American Vehicle Operations
                                                            WORLDWIDE PURCHASING


December 21, 2001

Richard F. Dauch
Vice President, Sales
American Axle & Manufacturing, Inc.
2965 Technology Drive
Rochester Hills, MI  48309

RE:  NOMINATION LETTER FOR THE * * * REAR MODULE ASSEMBLY

Dear Rick:

This letter will confirm that American Axle and Manufacturing, Inc. ("AAM") has been awarded the * * * Rear Module Assembly.

In accordance with the June 14, 2001 Agreement between AAM and General Motors Corporation ("GM") AAM is hereby designated the sole source, exclusive supplier of the * * * Rear Module Assembly for the life of the * * * Series program.

This sourcing applies to the * * * Series program and all derivatives thereof based upon the * * * platform. These modules will be included in a Lifetime Program Contract between AAM and GM in accordance with paragraph 1c of the Agreement dated as of June 14, 2001 between AAM and GM as soon as practicable.

Not withstanding the fact that AAM is design responsible for the Rear Module Assembly as set forth in the June 14, 2001 Agreement, AAM submitted a quote to GM on December 13, 2001 for the Rear Module Design, based upon the GM design.

AAM and GM agree to work cooperatively together to minimize the cost of the module as the design for the ultimate product is developed. Please reference the letter dated December 14, 2001, which outlines all * * * Rear Module piece cost and investment targets that AAM and GM will jointly work toward achieving.

If you have any questions regarding this letter, please contact me at (586) 492-3690 to discuss.

Sincerely;

/s/ Joe Lentine
/s/ Helmut Kittler

Joe Lentine
Director, Advance Purchasing Metallic
GM NAVO Worldwide Purchasing

cc:      Gloria Jackson
         Helmut Kittler
         David Siemen
         John Glowski
         Barbara Whittaker

        North American Vehicle Operations MC 483-550-200 1999 Centerpoint
                         Parkway Pontiac, MI 48341-3150



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                                                        [LOGO]    GENERAL MOTORS
                                                          WWP-Advance Purchasing


December 14, 2001



Rick Dauch
Vice President, Sales
American Axle & Manufacturing


Subject:  Sourcing Letter for * * * IRS Module

Dear Rick:

This letter confirms that GM designates AAM as the Tier I for all * * * business that replaces business AAM currently has on the * * * including the IRS sub-assembly.

AAM and GM agree to work cooperatively together to minimize the cost of the module as the design for the ultimate product is developed, working toward a cost target of $1.185M and an investment target of $9.2M.

If you have any questions regarding this letter please contact me at (586) 492-3690 to discuss.

Sincerely,

/s/ Joe T. Lentine
/s/ Helmut Kittler

Joseph T. Lentine
Director -- Advance Purchasing -- Metallic

cc:      Gloria Jackson
         David Siemen
         Barbara Whittaker
         John Glowski
         Helmut Kittler





   Chevrolet Central Office Building, 30007 Van Dyke Avenue, M/C 480-205-201,
                             Warren, MI 48090-9065

* Portions of this Exhibit 10.47 were omitted and filed separately with the Secretary of the Securities and Exchange Commission (the "Commission") pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933, as amended. Such portions are marked by the symbol "* * *".